EXHIBIT 16.1

15 Warren Street, Suite 25 Hackensack, New Jersey 07601 (201)342-7753 Fax: (201) 342-7598

April 10, 2019

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have read Item 4.01 of Form 8-K of Bally Corp dated October 10, 2018.  We agree with the statements made concerning our firm contained therein.

Yours very truly,

Paritz & Company, P.A.